Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (hereinafter referred to as the “Second Amendment”) is entered into by and among, CLS Holdings USA, Inc., a Nevada corporation (hereinafter referred to as the “Company”), and Jeffrey I. Binder (hereinafter referred to as “Executive”).

WHEREAS, CLS Labs, Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“CLS Labs”) and the Executive entered into an Employment Agreement effective October 1, 2014, the initial term of which expired on September 30, 2019, and an addendum to Executive’s Employment Agreement dated April 28, 2015 (collectively, the “Agreement”);

WHEREAS, effective October 1, 2019, CLS Labs, the Company, and the Executive entered into an amendment to the Agreement (the “First Amendment”, and collectively with the Agreement, the “Amended Agreement”) to provide that the Company would assume all obligations of CLS Labs under the Agreement. The First Amendment also extended the term of the Executive’s Agreement by three years instead of relying on the automatic one-year renewal provision in the Agreement and increased the Executive’s annual base salary to $200,000. Additionally, the First Amendment provided for certain change of control provisions, including a payment of up to three years base salary and bonuses up to a maximum of $1,000,000, if the Executive resigns or is terminated in connection with a change in control of the Company. In connection with the First Amendment, the parties also amended and restated that certain Confidentiality, Non-Compete and Property Rights Agreement entered into by and between RJF Labs, Inc. (now CLS Labs), and the Executive effective as of July 16, 2014; and

WHEREAS, the Company and the Executive desire to extend the term of the Amended Agreement to expire on April 30, 2024 instead of relying on the automatic one-year renewal provision in the Agreement.

NOW THEREFORE, the Company and the Executive hereby amend the Agreement as follows:

1.    Term of Employment. The Amended Agreement shall be extended until April 30, 2024. Upon expiration of the term, the Agreement shall automatically renew for successive terms of one (1) year, unless, without limiting the application of Sections 5, 6 and 7 of the Agreement, either party, at least sixty (60) days prior to such renewal, gives the other party written notice of intent not to renew.

2.    Ratification. Except as specifically amended hereby, all terms of the Amended Agreement, including Exhibit A thereto, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment on this 25th day of April, 2022, effective as of May 1, 2022.

CLS HOLDINGS USA, INC.

By: /s/ Andrew Glashow

Andrew Glashow, President and COO

EXECUTIVE

/s/ Jeffrey I. Binder

Jeffrey I. Binder